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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

DITECH NETWORKS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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DITECH NETWORKS, INC.

825 E. Middlefield Road
Mountain View, California 94043

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On October 8, 2009

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of DITECH NETWORKS, INC., a Delaware corporation. The meeting will be held on Thursday, October 8, 2009 at 1:00 p.m. local time at Ditech's offices, 825 E. Middlefield Road, Mountain View, California 94043, for the following purposes:

  1.
  To elect our Board of Directors' two nominees for director to hold office until the 2012 Annual Meeting of Stockholders.

  2.
  To ratify the selection by Ditech's Audit Committee of Burr, Pilger & Mayer LLP as Ditech's independent registered public accounting firm for Ditech's fiscal year ending April 30, 2010.

  3.
  To conduct any other business properly brought before the meeting.

        These items of business are more fully described in the Proxy Statement accompanying this Notice.

        The record date for the Annual Meeting is August 27, 2009. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

William J. Tamblyn Secretary

Mountain View, California
September 11, 2009

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on Thursday, October 8, 2009.
The proxy statement and annual report to security holders are available at
http://materials.proxyvote.com/25500T

        You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

DITECH NETWORKS, INC.
825 E. Middlefield Road
Mountain View, California 94043

PROXY STATEMENT
FOR THE 2009 ANNUAL MEETING OF STOCKHOLDERS

October 8, 2009

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

        We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Ditech Networks, Inc. (the "Board of Directors" or "Board") is soliciting your proxy to vote at Ditech's 2009 Annual Meeting of Stockholders. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

        Ditech intends to mail this proxy statement and accompanying proxy card on or about September 14, 2009 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

        Only stockholders of record at the close of business on August 27, 2009 will be entitled to vote at the annual meeting. On this record date, there were 26,307,406 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

        If on August 27, 2009, your shares were registered directly in your name with Ditech's transfer agent, Wells Fargo Bank, National Association, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

        If on August 27, 2009, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

        There are two matters scheduled for a vote:

  •
  Election of our Board of Directors' two nominees for director;

  •
  Ratification of Burr, Pilger & Mayer LLP as Ditech's independent registered public accounting firm for Ditech's fiscal year ending April 30, 2010.

How do I vote?

        You may either:

  •
  Vote "For" all the nominees to the Board of Directors;

  •
  Vote "For" all the nominees to the Board of Directors other than the one(s) you specify to "Withhold" your vote for; or

  •
  "Withhold" your vote for all nominees.

        For each of the other matters to be voted on, you may vote "For" or "Against" or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

        If you are a stockholder of record, you may vote in person at the annual meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

  •
  To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

  •
  To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

        If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Ditech. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

        If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares by telephone or through the Internet. A large number of banks and brokerage firms provide eligible shareholders the opportunity to vote in this manner. If your bank or brokerage firm allows for this, your voting form will provide instructions for such alternative method of voting.

How many votes do I have?

        On each matter to be voted upon, you have one vote for each share of common stock you own as of August 27, 2009.

What if I return a proxy card but do not make specific choices?

        If you return a signed and dated proxy card without marking any voting selections, your shares will be voted "For" the election of the nominees for director, and "For" the ratification of the Audit Committee's appointment of our independent registered public accounting firm. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Who is paying for this proxy solicitation?

        We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners

What does it mean if I receive more than one proxy card?

        If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

        Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

  •
  You may submit another properly completed proxy card with a later date.

  •
  You may send a written notice that you are revoking your proxy to Investor Relations Department, Ditech Networks, Inc., 825 E. Middlefield Road, Mountain View, CA 94043.

  •
  You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year's annual meeting?

        If you want to make a proposal to be considered for inclusion in next year's proxy materials, your proposal must be submitted in writing by May 17, 2010, to Investor Relations Department, Ditech Networks, Inc., 825 E. Middlefield Road, Mountain View, CA 94043; however, if Ditech's 2010 Annual Meeting of Stockholders is not held on or between September 8, 2010 and November 7, 2010, then the deadline will be a reasonable time prior to the time we begin to print and mail our proxy materials. If you wish to submit a proposal that is not to be included in next year's proxy materials or nominate a director, you must do so no earlier than June 10, 2010, and no later than July 10, 2010; provided, however, that in the event that the date of the annual meeting is held more than 30 days prior to or more than 30 days after October 8, 2010 notice by the stockholder to be timely must be delivered not earlier than the close of business on the 120th day prior to the 2010 annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made. Stockholders are also advised to review our bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

How are votes counted?

        Votes will be counted by the inspector of election appointed for the meeting, who will separately count "For" and "Withhold" and, with respect to proposals other than the election of directors, "Against" votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as "Against" votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

        If your shares are held by your broker as your nominee (that is, in "street name"), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to "discretionary" items, but not with respect to "non-discretionary" items.

How many votes are needed to approve each proposal?

  •
  For the election of the directors, the two nominees receiving the most "For" votes (among votes properly cast in person or by proxy) will be elected. Only votes "For" or "Withheld" will affect the outcome.

  •
  To be approved, Proposal No. 2, to approve the ratification of our Audit Committee's selection of our independent registered public accounting firm, must receive a "For" vote from the majority of shares voting either in person or by proxy. If you "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect.

What is the quorum requirement?

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by stockholders present at the meeting or by proxy. On the record date, there were 26,307,406 shares outstanding and entitled to vote.

        Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the meeting or a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

        Preliminary voting results will be announced at the annual meeting. Final voting results will be published in Ditech's quarterly report on Form 10-Q for the second quarter of fiscal 2010 which we expect to file on or before December 10, 2009.

 PROPOSAL 1

ELECTION OF DIRECTORS

        Ditech's Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors, unless the Board determines that the vacancy shall be filled by the stockholders. A director elected by the Board to fill a vacancy shall serve for the remainder of the full term of that class, and until the director's successor is elected and qualified. This includes vacancies created by an increase in the number of directors.

        The Board of Directors currently has seven members. There are two directors in the class whose term of office expires in 2009. Both of the directors currently in serving in this term will not be standing for re-election. The Board of Directors has nominated two new persons to fill these positions. The two nominees, Mr. Alan B. Howe and Mr. Frank J. Sansone, are not currently directors of Ditech. The nomination of each of Mr. Howe and Mr. Sansone was recommended by a securityholder. If elected at the annual meeting, each of the nominees would serve until the 2012 annual meeting and until his successor is elected and has qualified, or until the director's death, resignation or removal.

        On September 2, 2009, Ditech and Lamassu Holdings L.L.C. and certain of its affiliates (collectively, "Lamassu"), entered into a letter agreement in which Ditech and Lamassu agreed that each of Mr. Howe and Mr. Sansone would be nominated to be elected to the Board of Directors at this annual meeting. In addition to the nomination of each of Mr. Howe and Mr. Sansone for election to the Board of Directors, the letter agreement also provides that:

  •
  If Mr. Sansone is unable to serve as a director at a time when Lamassu owns at least 5% of the Ditech common stock, Ditech will appoint a replacement director designated by Lamassu and reasonably acceptable to Ditech Networks;

  •
  Mr. Sansone and any replacement director will sign a conditional resignation from the Board of Directors, which may be accepted by the Board of Directors in the event that Lamassu's beneficial ownership of Ditech common stock falls below 5% of the outstanding Ditech common stock;

  •
  Lamassu will vote all of the shares it beneficially owns in support of the slate of directors nominated by the Board of Directors at this annual meeting of stockholders (and will not support or participate in any "withhold the vote" or similar campaign, or support any other nominees other than the slate of directors nominated by the Board of Directors);

  •
  Lamassu withdrew its previously announced notice of its intent to nominate directors with respect to this annual meeting of stockholders;

  •
  For a period ending 90 days from the date of this annual meeting of stockholders, Lamassu will not (i) make any public statement regarding Ditech, the Board of Directors or any of Ditech's officers, directors or employees, except for the press release attached to the agreement or as may be required by law, or (ii) disparage Ditech, the Board of Directors, or any of Ditech's officers, directors or employees, in any manner, including in any manner which could be harmful to Ditech or its business, the Board of Directors or its reputation, or the business reputation or personal reputation of any officer, director or employee of Ditech.

        Ditech filed a complete copy of the agreement with the SEC on September 3, 2009, as an exhibit to its Current Report on Form 8-K, and this summary is qualified in its entirety by reference to the entire agreement included therein.

        It is Ditech's policy that its directors are encouraged to attend the Annual Meeting, and may do so telephonically. All of Ditech's directors then in office attended the 2008 Annual Meeting of Stockholders.

        Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. The three nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. In the event that one or more of the nominees should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee or nominees as management may propose.

        The persons nominated for election have agreed to serve if elected, and management has no reason to believe that the nominees will be unable to serve.

        The following are brief biographies of the nominees and each director whose term will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2012 ANNUAL MEETING

        Alan B. Howe, age 48, is currently Managing Partner of Broadband Initiatives, LLC, a privately-held boutique advisory and consulting firm focused primarily on the wireless, telecom and technology sectors, a position he has held since 2003. From the period of May of 2005 to October of 2008, Mr. Howe served as Vice President of Strategic Development for Covad Communications Group, Inc., a nationwide provider of integrated voice and data communications. From April 1995 to April 2001, Mr. Howe served as the Vice President of Finance and Corporate Development and Chief Financial Officer of Teletrac, Inc. From December 1991 to April 1995, Mr. Howe worked in several positions with Sprint Corporation, including Director of Corporate Development. Mr. Howe holds a B.S. in Business Administration and Marketing from the University of Illinois, and an MBA in Finance from Indiana University. Mr. Howe is a member of the board of directors of Selectic, Inc. (Nasdaq: SLTC), Altigen (Nasdaq: ATGN) and several other private boards including Proxim Wireless, LCC International, Anacomp, Inc., and Dyntek, Inc. Previously, Mr. Howe served on the public board of Kitty Hawk, Inc.

        Frank J. Sansone, age 38, has over 15 years of financial management and technology experience with a focus on managing all the financial elements of small fast growing public and private technology companies. Most recently Mr. Sansone served as CFO for LiveOffice, a rapidly growing SAAS email archiving software & services company. Prior to his involvement with LiveOffice, Mr. Sansone served as the Chief Financial Officer of Guidance Software from July 2005 to August 2008, and as its Vice President of Finance from December 2002 to July 2005, where he also oversaw all the key financial aspects associated with taking the company public. Before joining Guidance Software, Mr. Sansone accumulated approximately 10 years of financial experience including working for five years as a Audit Manager at PricewaterhouseCoopers. Mr. Sansone is a CPA, currently inactive.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH OF THE ABOVE NAMED NOMINEES

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2010 ANNUAL MEETING

        William A. Hasler, age 67, has been a director of Ditech since May 1997. He was the Vice Chairman of Aphton Corporation, a bio-pharmaceutical company and he served as its Co-Chief Executive Officer until February 2004. From August 1991 to July 1998, Mr. Hasler was the Dean of the Haas School of Business at the University of California at Berkeley, and from January 1984 to August 1991, Mr. Hasler served as a Vice Chairman of KPMG Peat Marwick. Mr. Hasler is a director of numerous companies, including Schwab Funds, a financial service company, and Harris Stratex Networks, a microwave radio supplier. He received a B.A. from Pomona College and an M.B.A. from Harvard University.

        Dr. Todd G. Simpson, age 43, joined Ditech in June 2005 as our Vice President, General Manager in connection with our acquisition of Jasomi Networks, Inc., and was promoted to Vice President, Marketing, in May 2007 and to President and Chief Executive Officer in September 2007. Prior to joining Ditech, Dr. Simpson was President and CEO of Jasomi from January 2005 until June 2005. Prior to joining Jasomi, Dr. Simpson was a founder and director of Call Genie Inc., a provider of automated voice solutions for the directory services business. From January 2001 to December 2003, Dr. Simpson served as CTO for Zi Corporation, a provider of embedded software for mobile phones, and where previously, in 2000, he was Vice President of Engineering. Prior to this, he founded a series of companies including Headplay Inc. and Conversion Works. He holds a BSc. and PhD. in Computer Science from the University of Calgary.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2011 ANNUAL MEETING

        Francis (Fran) Dramis, Jr. age 61, has served as a director of Ditech since February 2008. Mr. Dramis is currently the Chief Executive Officer of F. Dramis, LLC, a technology consulting firm. He also serves as a director for Avocent, a leading global provider of IT infrastructure management solutions; Iocom, a developer of enterprise collaboration software; and Netezza, the global leader in analytical appliances. Mr. Dramis serves on the advisory boards of Virima Technologies, Diabetech and NanoLumens Incorporated, as well as Voyager Capital and the Seraph Group. Mr. Dramis served for eight years as the Chief Information, Ecommerce and Security Officer for BellSouth. Prior to joining BellSouth Corporation in 1998, Mr. Dramis founded CIO Strategy, Inc., an information technology consulting firm. At that firm, Mr. Dramis led technology transformation efforts at Citibank, Coopers and Lybrand, NASD and Bankers Trust. Prior to CIO Strategy, Mr. Dramis was Managing Director and CIO at Salomon Brothers. Mr. Dramis also served as President and CEO of Network Management, Inc., and President and Chief Operating Officer of Telic Corporation. Early in his career, Mr. Dramis worked for AT&T, including Bell Labs, rising to the position of Executive Director of Information Product Management. Mr. Dramis received a B.S. in History from Rutgers University, and a Masters of Science in Advanced Management from Pace University.

        Edwin L. Harper, age 64, has been a director at Ditech since December 2002 and has served as our Chairman of the Board since June 2007. Mr. Harper served as our Lead Independent Director from November 2003 to October 2007, and as our Interim Chief Executive Officer from August 15, 2007 to September 24, 2007. Mr. Harper also serves on the board of directors of Avocent, Inc., a leading worldwide manufacturer of keyboard, video and mouse switching and connectivity systems for IT Managers in network client/server environments. Mr. Harper was elected Chairman of the board of directors of Avocent in January 2008 and continues in that role. He served as interim CEO at Avocent from April 2008 to July 2008. He also serves on the board of directors of Verari Systems, Inc., a privately held manufacturer of high performance cluster computers. Mr. Harper has over 30 years experience in the high-tech field and has served as president and chief executive officer of several companies, including Colorado Memory Systems, a computer storage company. Mr. Harper currently serves as the Chairman and Chief Executive Officer of White Cell Software, Inc., a startup providing end-point network security software and as Chairman and CEO of Magic Softworks, a start-up providing remote backup for desktop computers. Mr. Harper also has extensive experience serving on several companies' board of directors. From 1993 to May 2002, Mr. Harper served on the board of directors of Network Associates (now McAfee, Inc.), a $1 billion network security and management software company. During part of his tenure on the Network Associates' Board, Mr. Harper served as Chairman. He received a B.S. and a M.S. in electrical engineering from Colorado State University.

        David M. Sugishita, age 61, has served as director and Chairman of the Audit Committee of Ditech Networks since February 2003. He also serves as director and Chairman of the Board as well as Chairman of both the Audit Committee and Corporate Nominating & Governance Committee for Atmel Corporation. In addition, he serves as director for Micro Component Technology. Since 2000, Mr. Sugishita has taken various short-term assignments including Executive Vice President of Special Projects at Peregrine Systems from December 2003 to July 2004 as well as Executive Vice President and Chief Financial Officer at SONICblue from January 2002 to April 2002. Prior to 2000, Mr. Sugishita held various senior financial management positions: Synopsys (Senior Vice President of Finance & Operations, Chief Financial Officer) from 1997 to 2000; Actel (Senior Vice President and Chief Financial Officer) from 1995 to 1997; Micro Component Technology (Senior Vice President and Chief Financial Officer) from 1994 to 1995; Applied Materials (Vice President and Corporate Controller) from 1991 to 1994; and National Semiconductor (Vice President of Finance) from 1978 to 1991. Mr. Sugishita holds degrees in business administration from San Jose State University (B.S.) and University of Santa Clara (M.B.A.).

INDEPENDENCE OF THE BOARD OF DIRECTORS

        As required under the listing rules of the Nasdaq Stock Market (the "Nasdaq Rules"), a majority of the members of a listed company's Board of Directors must qualify as "independent," as affirmatively determined by the Board of Directors. The Board consults with Ditech's counsel to ensure that the Board's determinations are consistent with all relevant securities and other laws and regulations regarding the definition of "independent," including those set forth in pertinent Nasdaq Rules, as in effect from time to time.

        Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his family members, and Ditech, its senior management and its independent registered public accounting firm, the Board affirmatively has determined that all of Ditech's current directors, and each of the two nominees for director, are independent directors within the meaning of the applicable Nasdaq Rules, except for Dr. Simpson, who is Ditech's President and Chief Executive Officer.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

        As required under the Nasdaq Rules, Ditech's independent directors meet in regularly scheduled executive sessions at which only independent directors are present.

        The Board has three standing committees: an Audit Committee, a Compensation Committee, and a Corporate Governance and Nominating Committee. The following table provides membership and meeting information for fiscal 2009 for each of the Board committees:

Name	Audit		Compensation		Corporate Governance
Gregory M. Avis			X		X
Francis (Fran) Dramis Jr.(1)			X		X
Edwin L. Harper			X	*	X	*
William A. Hasler(1)	X
Dr. Andrei M. Manoliu(1)	X				X
David M. Sugishita	X	*
Total meetings in fiscal year 2009	9		6		1

    *
    Committee Chairperson.

    (1)
    In June 2008, Mr. Dramis joined the Compensation Committee, replacing Mr. Hasler, and joined the Corporate Governance and Nominating Committee, replacing Dr. Manoliu.

        Below is a description of each committee of the Board of Directors. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable rules and regulations regarding "independence" (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq Rules) and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to Ditech.

AUDIT COMMITTEE

        The Audit Committee of the Board of Directors oversees Ditech's corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The Audit Committee: evaluates the performance of and assesses the qualifications of the independent registered public accounting firm; determines and approves the engagement of the independent registered public accounting firm; determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm; reviews and approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on Ditech's audit engagement team as required by law; confers with management and the independent registered public accounting firm regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by Ditech regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews the financial statements to be included in Ditech's Annual Report on Form 10-K; and discusses with management and the independent registered public accounting firm the results of the annual audit and the results of Ditech's quarterly financial statements. The Audit Committee has a written Audit Committee Charter, which is not available on Ditech's website but a copy of which is attached as Appendix A to Ditech's proxy statement filed with the SEC on September 11, 2007 in connection with Ditech's 2007 Annual Meeting of Stockholders.

        The Board of Directors annually reviews the Nasdaq Rules definition of independence for Audit Committee members and has determined that all members of Ditech's Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2) of the Nasdaq Rules). The Board of Directors has determined that each of Messrs. Sugishita and Hasler qualifies as an "audit committee financial expert," as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Sugishita's level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer for public reporting companies. The Board made a qualitative assessment of Mr. Hasler's level of knowledge and experience based on a number of factors, including his formal education, his service as the Dean of the Haas School of Business at the University of California at Berkeley, and his experience as Vice Chairman of KPMG Peat Marwick, a large independent accounting firm.

COMPENSATION COMMITTEE

        The Compensation Committee of the Board of Directors reviews and approves the overall compensation strategy and policies for Ditech. The Compensation Committee: reviews and approves corporate performance goals and objectives relevant to the compensation of Ditech's executive officers and other senior management; reviews and approves the compensation and other terms of employment of Ditech's Chief Executive Officer; reviews and approves the compensation and other terms of employment of the other executive officers; and administers Ditech's employee equity plans and other similar programs. The Compensation Committee has a written Compensation Committee Charter, which is not available on Ditech's website but a copy of which is attached as Appendix B to Ditech's proxy statement filed with the SEC on September 11, 2007 in connection with Ditech's 2007 Annual Meeting of Stockholders.

        The Compensation Committee does not delegate its authority to others. However, the Compensation Committee does receive recommendations as to executive officer compensation from management. Our Chief Executive Officer annually reviews the performance of each executive officer (other than the Chief Executive Officer himself, whose performance is reviewed solely by the Compensation Committee). Our Chief Executive Officer presents his compensation recommendations based on management reviews, including with respect to salary adjustments and annual bonus award amounts, and equity grants to the Compensation Committee. These recommendations are just one factor that the Compensation Committee takes into account in making its compensation decisions. Human Resources is involved in summarizing the applicable information and provides input based solely on survey information and trends.

        In fiscal 2008, 2009 and 2010, the Compensation Committee engaged Compensia, Inc., an executive compensation consulting firm, to conduct an annual review of its total compensation program for our named executive officers. Compensia provides the Compensation Committee with relevant market data and alternatives to consider when making compensation decisions for the named executive officers. Compensia made specific recommendations in fiscal 2007, but provided only update information for assessment in fiscal 2008, 2009 and 2010.

        Specifically, Compensia assisted the Compensation Committee with a marketplace assessment of our named executive officers' compensation in comparison to the compensation for comparable positions within our core and broader groups. The Compensation Committee engaged Compensia to complete a competitive review of our proposed executive compensation program and to make recommendations regarding our ongoing executive compensation philosophy and course of action.

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

        The Corporate Governance and Nominating Committee of the Board of Directors is responsible for identifying, reviewing and evaluating candidates to serve as directors of Ditech, reviewing and evaluating incumbent directors, recommending to the Board for selection candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the Board, developing a set of corporate governance principles for

Ditech, and recommending to the Board the compensation to be paid to outside directors. In assessing and recommending to the Board the compensation for our outside directors, the Corporate Governance and Nominating Committee assesses outside director compensation generally in the same manner as the Compensation Committee assesses executive officer compensation, including reviewing surveys prepared by Radford Associates, recommendations from Compensia, an outside consultant engaged by the Compensation Committee, and recommendations of management based on this information. The Corporate Governance and Nominating Committee has a written Corporate Governance and Nominating Committee Charter, which is not available on Ditech's website but a copy of which is attached as Appendix C to Ditech's proxy statement filed with the SEC on September 11, 2007 in connection with Ditech's 2007 Annual Meeting of Stockholders.

        The Corporate Governance and Nominating Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, and having the highest personal integrity and ethics. The Corporate Governance and Nominating Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of Ditech, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of Ditech's stockholders. However, the Corporate Governance and Nominating Committee retains the right to modify these qualifications from time to time.

        The Corporate Governance and Nominating Committee has established a process for identifying and evaluating nominees for director of Ditech. This process is that candidates for director nominees are to be reviewed in the context of the current composition of our Board, the operating requirements of Ditech and the long-term interests of stockholders. In conducting this assessment, the Corporate Governance and Nominating Committee considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and Ditech, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Corporate Governance and Nominating Committee reviews such directors' overall service to Ditech during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors' independence. In the case of new director candidates, the Corporate Governance and Nominating Committee also determines whether the nominee must be independent for Nasdaq purposes, which determination is based upon applicable Nasdaq Rules, applicable SEC rules and regulations and the advice of counsel, if necessary. The Corporate Governance and Nominating Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Corporate Governance and Nominating Committee conducts any appropriate inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board, including with respect to Mr. Howe and Mr. Sansone.

        The Corporate Governance and Nominating Committee meets to discuss and consider such candidates' qualifications and then selects a nominee for recommendation to the Board by majority vote. To date, the Corporate Governance and Nominating Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates, nor has it received a director nominee from a stockholder or stockholders holding more than 5% of our voting stock.

        The Corporate Governance and Nominating Committee will consider director candidates recommended by stockholders. The Corporate Governance and Nominating Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder or not. Stockholders who wish to recommend individuals for consideration by the Corporate Governance and Nominating Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Corporate Governance and Nominating Committee at the following address: Ditech Networks, Inc.,

825 East Middlefield Road, Mountain View, California 94043, Attention: Director Nominations. For nominations for election at an Annual Meeting of Stockholders, this written recommendation must be delivered by at least the date 120 days prior to the anniversary date of the mailing of our proxy statement for the prior year's Annual Meeting of Stockholders. Submissions must include the full name of the proposed nominee, a description of the proposed nominee's business experience for at least the previous five years, complete biographical information, a description of the proposed nominee's qualifications as a director and a representation that the nominating stockholder is a beneficial or record owner of Ditech's stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

MEETINGS OF THE BOARD OF DIRECTORS

        The Board of Directors met 9 times during the last fiscal year. Each Board member attended or participated telephonically in 75% or more of the aggregate of the meetings of the Board and of the committees, on which he served, held during the period for which he was a director or committee member, respectively, during fiscal 2009.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

        Ditech's Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to the Secretary of Ditech Networks, Inc. at 825 E. Middlefield Road, Mountain View, CA 94043, Attention: Secretary. Communications also may be sent by e-mail to the following address stockholderinquiries@ditechnetworks.com. Any communication sent must state the number of shares owned by the security holder making the communication. The Secretary will review each communication. The Secretary will forward such communication to the Board or to any individual director to whom the communication is addressed unless the communication is unduly hostile, threatening or similarly inappropriate, in which case, the Secretary will discard the communication. All communications directed to the Audit Committee in accordance with Ditech's Escalation Process for Suspected Illegal Acts, Fraud or Departures from Ditech's Code of Conduct and Questioned Accounting/Reporting Matter that relate to questionable accounting or auditing matters involving Ditech will be promptly and directly forwarded to the Audit Committee.

CODE OF BUSINESS CONDUCT AND ETHICS

        Ditech has adopted the Ditech Networks, Inc. Code of Conduct and Ethics that applies to all officers, directors and employees. A copy of the Code of Conduct and Ethics will be sent to any person requesting a copy without charge. To request a copy of our Code of Conduct and Ethics, please contact: Investor Relations, Ditech Networks, Inc., 825 East Middlefield Road, Mountain View, CA 94303, or call our Investor Relations Department at (650) 623-1308. If Ditech makes any substantive amendments to the Code of Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, Ditech will promptly disclose the nature of the amendment or waiver on a Form 8-K filing, or if permitted by Nasdaq, on its website.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)

        The Audit Committee of Ditech is composed of three non-employee directors: Mr. Sugishita, Mr. Hasler and Dr. Manoliu.

        Management is responsible for Ditech's internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of Ditech's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

        In this context, the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and Burr, Pilger & Mayer LLP, Ditech's independent registered public accounting. The discussions with Burr, Pilger & Mayer LLP also included the matters required by Statement on Auditing Standards No. 61 (Communications with Audit Committees). The Audit Committee received from Burr, Pilger & Mayer LLP written disclosures and the letter regarding its independence as required by applicable requirements of the PCAOB. This information was discussed with Burr, Pilger & Mayer LLP.

        Based on its review and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Ditech's Annual Report on Form 10-K for the fiscal year ended April 30, 2009 filed with the Securities and Exchange Commission.

Audit Committee:
David. M. Sugishita
William A. Hasler
Dr. Andrei M. Manoliu

(1)
Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of Ditech under the 1933 Act or 1934 Act regardless of any general incorporation language in such filings.

 PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board of Directors has selected Burr, Pilger & Mayer LLP as Ditech's independent registered public accounting firm for the fiscal year ending April 30, 2010 and the Board has further directed that management submit the selection of independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Burr, Pilger & Mayer LLP audited Ditech's financial statements for the fiscal year ended April 30, 2009. Representatives of Burr, Pilger & Mayer LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions. Representatives of PricewaterhouseCoopers LLP are not expected to be present at the Annual Meeting.

        Neither Ditech's bylaws nor other governing documents or law require stockholder ratification of the selection of Burr, Pilger & Mayer LLP as Ditech's independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of Burr, Pilger & Mayer LLP to the stockholders for ratification as a matter of good corporate practice.

        If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Ditech and its stockholders.

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting is required to ratify the selection of Burr, Pilger & Mayer LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S FEES

        The following table represents aggregate fees billed to Ditech Networks for fiscal years ended April 30, 2009 and April 30, 2008 by Burr, Pilger & Mayer LLP and PricewaterhouseCoopers LLP. PricewaterhouseCoopers LLP had audited Ditech's financial statements since April 1998. On July 30, 2008, Ditech dismissed PricewaterhouseCoopers LLP as its independent registered public accounting firm and engaged Burr, Pilger & Mayer LLP to be Ditech's independent registered public accounting firm. for professional services rendered.

	Fiscal Year Ended
	2009	2008
	(in thousands)
Audit Fees	$410	$584
Audit-related Fees	—	—
Tax Fees	—	—
All Other Fees (specifically describe all other fees incurred)		—

Total Fees	$410	$584

All fees described above were approved by the Audit Committee

CHANGE IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS.

Previous Independent Registered Public Accounting Firm

        On July 30, 2008, Ditech notified its independent registered public accounting firm, PricewaterhouseCoopers LLP, of its decision to dismiss PricewaterhouseCoopers LLP as Ditech's independent registered public accounting firm effective as of that date. The decision to change independent registered public accounting firms was approved by Ditech's Audit Committee.

        The reports of PricewaterhouseCoopers LLP on Ditech's financial statements as of and for the years ended April 30, 2008 and 2007 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

        During the two most recent fiscal years and through July 30, 2008, the date of PricewaterhouseCoopers LLP's dismissal, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused PricewaterhouseCoopers LLP to make reference to the subject matter of the disagreements in connection with its reports on the financial statements for such period.

        During Ditech's two most recent fiscal years, and through July 30, 2008, the date of PricewaterhouseCoopers LLP's dismissal, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), other than:

        At July 31, 2007, Ditech reported a material weakness as it did not maintain effective controls to accurately account for a marketing fund allowance issued to a customer under a non-standard contract. This control deficiency resulted in a review adjustment to Ditech's consolidated financial statements. Additionally, this control deficiency could result in a misstatement to revenue and accrued liabilities that would result in a material misstatement to Ditech's interim or annual financial statements that would not be prevented or detected. The Audit Committee discussed this material weakness with PricewaterhouseCoopers LLP and has authorized PricewaterhouseCoopers LLP to respond fully to inquiries of the successor independent registered public accounting firm concerning this matter. Ditech fully remediated this material weakness in the quarter ended April 30, 2008.

New Independent Registered Public Accounting Firm

        On July 30, 2008, Ditech engaged Burr, Pilger & Mayer LLP as its new independent registered public accounting firm, effective immediately. The decision to engage Burr, Pilger & Mayer LLP as Ditech's independent registered public accounting firm was approved by Ditech's Audit Committee on July 30, 2008. During the two most recent fiscal years, and through July 30, 2008, the date of Burr, Pilger & Mayer LLP's engagement, Ditech did not consult with Burr, Pilger & Mayer LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

PRE-APPROVAL POLICIES AND PROCEDURES.

        The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Burr, Pilger & Mayer LLP. The policy generally pre-approves specified services in the defined categories of audit and audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee's approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee's members, but the decision must be reported to the full Audit Committee at its next scheduled meeting. The Audit Committee has determined that the rendering of the services other than audit services by Burr, Pilger & Mayer LLP is compatible with maintaining the principal accountant's independence, within these defined categories of audit related and tax services.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

 SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of our common stock as of July 31, 2009 by: (1) each director and each nominee for director; (2) each of the executive officers named in the Summary Compensation Table; (3) all our executive officers and directors as a group; and (4) all those known by us to be beneficial owners of more than five percent of our common stock, if any. We do not have any class of equity securities outstanding other than our common stock

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total
Name and Address
FMR Corp., et al(2)	3,234,000	12.29
Lamassu Holdings LLC and affiliates(3)	2,399,845	9.12
Morgan Stanley(4)	2,209,442	8.40
Dimensional Fund Advisors LP(5)	2,136,721	8.12
Lloyd I. Miller, III(6)	1,540,694	5.86
The PNC Financial Services Group, Inc.(7)	1,536,911	5.84
Renaissance Technologies LLC(8)	1,323,900	5.03
Dr. Todd G. Simpson(9)	609,481	2.27
William J. Tamblyn(10)	868,328	3.21
Lowell B. Trangsrud(11)	674,080	2.50
William A. Hasler(12)	109,640	*
Edwin L. Harper(13)	125,000	*
David M. Sugishita(14)	78,097	*
Dr. Andrei M. Manoliu(15)	103,000	*
Gregory M. Avis(16)	50,000	*
Francis (Fran) A. Dramis, Jr.(17)	45,000	*
Alan B. Howe(19)	0	0
Frank J. Sansone(20)	0	0
All current directors and executive officers as a group (9 persons)(18)	2,662,626	9.34

*
Represents beneficial ownership of less than one percent of the outstanding shares of common stock.

(1)
This table is based upon information supplied by officers and directors and upon information gathered by Ditech about principal stockholders known to us based on a Schedule 13G or 13D filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 26,306,054 shares outstanding on July 31, 2009 adjusted as required by rules promulgated by the SEC. All shares of common stock subject to options currently exercisable or exercisable within 60 days after July 31, 2009 are deemed to be outstanding for the purpose of computing the percentage of ownership of the person holding such options, but are not deemed to be outstanding for computing the percentage of ownership of any other person.

(2)
Based on a Schedule 13G/A, reporting beneficial ownership, filed with the SEC on November 13, 2007, Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR LLC, is the beneficial owner of the shares as a result of acting as investment advisor to Fidelity Low Priced Stock Fund ("Fund"), which owned all of the shares. Edward C. Johnson, 3d, Chairman of FMR LLC, and FMR LLC, through its control of Fidelity, and the Fund each has sole power to dispose of the shares owned by the Fund. Neither FMR LLC nor Edward C. Johnson 3d has the sole power to vote or direct the voting shares owned directly by the fund, which power resides with the Fund's Board of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Fund's Board of Trustees. The address of FMR LLC, Fidelity and the Fund is 82 Devonshire Street, Boston, Massachusetts 02109.

(3)
Based on a Schedule 13D/A, reporting beneficial ownership, filed with the SEC on May 21, 2009, Lamassu Holdings L.L.C. ("Lamassu") has sole power to vote and dispose of the 2,399,845 shares. As the managing member of Lamassu, Timothy Leehealey and Samuel Healey may be deemed the beneficial owner of the 2,399,845 shares of common stock owned by Lamassu. Each of Messrs. Leehealey and Healey share voting and dispositive power with respect to the shares of common stock owned by Lamassu by virtue of their shared authority to vote and dispose of such shares of common stock. As of the close of business on May 20, 2009, Frank J. Sansone did not directly own any shares of common stock. Mr. Sansone, as a member of a "group" with the other reporting persons for the purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, is deemed the beneficial owner of 2,399,845 shares of common stock owned by Lamassu. Mr. Sansone disclaims beneficial ownership of such shares of common stock. The address of Lamassu and Mr. Leehealey is 21 Whitesands Drive, Newport Coast, CA 92657. The address of Mr. Healey is 600 Mamaroneck Avenue, Suite 400, Harrison, New York 10528. The address of Mr. Sansone is 2933 Arboridge Court, Fullerton, CA 92835.

(4)
Based on a Schedule 13G/A, reporting beneficial ownership as of December 31, 2008. The securities being reported by Morgan Stanley as a parent holding company are owned, or may be deemed to be beneficially owned, by Morgan Stanley Capital Services, Inc., a wholly-owned subsidiary of Morgan Stanley. Morgan Stanley Capital Services, Inc. has sole power to vote and dispose of 2,209,442 shares. The address of Morgan Stanley and Morgan Stanley Capital Services, Inc. is 1585 Broadway, New York, New York 10036.

(5)
Based on a Schedule 13G/A, reporting beneficial ownership as of December 31, 2008. Dimensional Fund Advisors LP ("Dimensional") is a registered investment adviser who furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. In its role as investment advisor or manager, Dimensional possesses investment and/or voting power over the shares. The investment companies, trusts, and accounts have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares. Dimensional disclaims beneficial ownership of the shares. The principal business office of Dimensional is located at Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas, 78746.

(6)
Based on a Schedule 13D, reporting beneficial ownership as of June 18, 2009. Represents shares held by Lloyd I. Miller, III ("Miller") and affiliated entities, 401,158 shares of which sole voting and dispositive power is held and 1,139,536 shares of which shared voting and dispositive power is held. Miller is the investment advisor to the trustee of Trust A-4 and Trust C (collectively, the "Trusts"). The Trusts were created pursuant to an Amended and Restated Trust Agreement, dated September 20, 1983. Miller is the manager of Milfam LLC ("Milfam LLC"), an Ohio limited liability company established pursuant to the Operating Agreement of Milfam LLC, dated as of December 10, 1996. Milfam LLC is the general partner of (i) Milfam I L.P. ("Milfam I"), a Georgia limited partnership established pursuant to the Partnership Agreement for Milfam I L.P., dated December 11, 1996, and (ii) Milfam II L.P. ("Milfam II"), a Georgia limited partnership established pursuant to the Partnership Agreement for Milfam II L.P., dated December 11, 1996. Miller may be deemed to beneficially own 1,540,694 shares. 161,600 of the shares beneficially owned by Miller are owned of record by Trust A-4, 977,936 of the shares beneficially owned by Miller are owned of record by Trust C, 15,708 of the shares beneficially owned by Miller are owned of record by Milfam I, 380,049 of the shares beneficially owned by Miller are owned of record by Milfam II, and 5,401 of the shares are owned by Miller directly. Miller may be deemed to have shared voting and dispositive power for all such shares held of record by Trust A-4 and Trust C. Miller may be deemed to have sole voting and dispositive power for all such shares held of record by Milfam I, Milfam II and Miller directly. The principal business office of Miller is located at 4550 Gordon Drive, Naples, Florida 34102.

(7)
Based on a Schedule 13G/A, reporting beneficial ownership as of December 31, 2008. Of the shares, 1,536,469 shares are held in trust accounts created by an Amended and Restated Trust Agreement dated September 20, 1983, in which Lloyd I. Miller, Jr. was Grantor and for which PNC Bank, National Association serves as Trustee. PNC Bank, National Association holds 442 shares in a fiduciary capacity. PNC Bank, National Association is a wholly owned subsidiary of PNC Bancorp, Inc., and PNC Bancorp, Inc. is a wholly owned subsidiary of The PNC Financial Services Group, Inc. Each of these three entities has sole voting power with respect to 442 of the shares, and shared voting and dispositive power with respect to 1,536,469 of the shares. The address of The PNC Financial Services Group, Inc. and PNC Bank, National Association is One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222-2707. The address of PNC Bancorp, Inc. is 300 Delaware Avenue, Suite 304, Wilmington, Delaware 19801.

(8)
Based on a Schedule 13G, reporting beneficial ownership as of November 17, 2008. Each of Renaissance Technologies LLC ("RTC") and James H. Simons has sole power to vote and dispose of 1,323,900 shares. As a result of Dr. Simons' position as a control person of RTC, Dr. Simons is deemed the beneficial owner of 1,323,900 shares. The address of RTC and Dr. Simons is 800 Third Avenue, New York, New York 10022.

(9)
Includes 501,971 shares issuable upon the exercise of options exercisable within 60 days after July 31, 2009.

(10)
Includes 762,086 shares issuable upon the exercise of options exercisable within 60 days after July 31, 2009.

(11)
Includes 627,400 shares issuable upon the exercise of options exercisable within 60 days after July 31, 2009.

(12)
Includes 50,000 shares issuable upon the exercise of options exercisable within 60 days after July 31, 2009.

(13)
Includes 75,000 shares issuable upon the exercise of options exercisable within 60 days after July 31, 2009.

(14)
Includes 50,000 shares issuable upon the exercise of options exercisable within 60 days after July 31, 2009.

(15)
Includes 50,000 shares issuable upon the exercise of options exercisable within 60 days after July 31, 2009. Total number of shares includes: 15,000 shares held by Manoliu/Neimat Living Trust; 3,000 shares held by Dr. Manoliu in an individual retirement account and 1,000 shares in a qualified retirement plan; and 15,000 shares held in a qualified retirement plan by Marie-Anne Neimat, Dr. Manoliu's wife, and 5,000 shares for his children's trust of which he is a Co-Trustee.

(16)
Includes 50,000 shares issuable upon the exercise of options exercisable within 60 days after July 31, 2009.

(17)
Includes 45,000 shares issuable upon the exercise of options exercisable within 60 days after July 31, 2009.

(18)
Includes 2,211,457 shares issuable upon the exercise of options exercisable within 60 days after July 31, 2009. See notes 9 - 17 above.

(19)
Mr. Howe is not currently a director, but is a nominee for director. See "Proposal 1".

(20)
Mr. Sansone is not currently a director, but is a nominee for director. See "Proposal 1". Also, see note 3 above for a description of Mr. Sansone's affiliation with Lamassu, and interest in the shares held by Lamassu.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

COMPENSATION OF EXECUTIVE OFFICERS
SUMMARY OF COMPENSATION

        The following table shows the compensation awarded or paid to, or earned by, our Chief Executive Officer, our Chief Financial Officer, and our other most highly compensated executive officer serving in such capacity at April 30, 2009. We refer to these employees collectively as our "Named Executive Officers."

Summary Compensation Table

Name and Principal Position	Year	Salary($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)($)(1)	All Other Compensation ($)(3)	Total Compensation ($)
Todd G. Simpson, Ph.D(4)	2009	325,000	47,648	352,164		14,616	739,428
President and Chief Executive Officer	2008	283,784	189,723	241,654	47,188	285,800	1,048,189
William J. Tamblyn	2009	266,400	22,662	130,593		4,775	424,430
Executive Vice President & Chief Financial Officer	2008	266,400	23,611	238,476	46,354	3,337	578,178
Lowell B. Trangsrud	2009	266,400	22,662	157,717		5,514	452,293
Executive Vice President & Chief Operating Officer	2008	266,450	23,611	226,889	46,354	4,599	567,853

(1)
The dollar amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the applicable fiscal year, in accordance with FAS 123(R), disregarding estimates of forfeiture related to service-based vesting conditions, associated with non-option awards and including amounts from awards granted in and prior to such fiscal year. Assumptions used in the calculation of these amounts are included in Note 8 to our audited financial statements for the fiscal year ended April 30, 2009 included in our Annual Report on Form 10-K.

(2)
The dollar amounts in this column represent the compensation cost for the applicable year of stock option awards granted in and prior to such fiscal year. These amounts have been calculated in accordance with SFAS No. 123R, disregarding estimates of forfeiture related to service-based vesting conditions, and using the Black-Scholes option-pricing model. Assumptions used in the calculation of these amounts are included in Note 8 to our audited financial statements for the fiscal year ended April 30, 2009 included in our Annual Report on Form 10-K.

(3)
Consists of 401(K) match, group term life insurance premiums paid by company, memberships and miscellaneous taxable compensation.

(4)
Mr. Simpson became CEO and President of Ditech on September 24, 2007. His "Other Compensation" in fiscal 2008 includes $181,163 for relocation to the U.S. from Canada, and $102,391 for his retention bonus paid from the Jasomi acquisition in 2005, in which he was CEO.

        Based on company performance, no bonuses were granted in the fiscal years ended April 30, 2008 or 2009. Additionally, no compensation was paid out based on the Non-Equity Incentive Plan predicated on the company achieving only minimal levels of performance. The Compensation Committee provided retention equity grants following the end of the fiscal year in part as a result of not paying out any cash under the plan.

        Material terms of employment agreements or arrangements are under the Section, "Potential Payments Upon Termination or Change of Control" below.

        The Non-Equity Incentive Plan for 2009 was based primarily on Ditech's operating plan, with emphasis on revenue growth and operating loss control, and a portion on personal performance. The Compensation Committee determined that no bonuses would be paid to Ditech's executive officers for the 2009 fiscal year.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR—END

        The following table shows for the fiscal year ended April 30, 2009, certain information regarding outstanding equity awards at fiscal year end for the named executive officers.

OUTSTANDING EQUITY AWARDS AT APRIL 30, 2009

	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(#)	Option Exercise Price($)	Option Expiration Date		Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights That Have Not Vested(#)(5)	Equity Incentive Plan Awards:Market Value or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested($)(3)(5)
Mr. Simpson	26,971	—	—	0.36	04/20/2014	(2)	—	—
	25,000	—	—	7.22	02/15/2007	(1)	4,166	4,083
	450,000	—	—	5.02	10/10/2017	(1)	—	—
	—	—	66,667	3.42	7/31/2009	(4)	—	—
	—	—	33,333	3.42	7/31/2010	(4)	—	—
	—	—	60,000	2.29	06/04/2018	(4)	20,000	19,602
	—	—	60,000	0.7699	12/19/2018	(4)	—	—
	—	—	60,000	0.7699	12/19/2018	(4)	—	—
Mr. Tamblyn	124,586	—	—	9.00	08/10/2009	(2)	—	—
	125,000	—	—	7.19	01/10/2011	(2)	—	—
	90,000	—	—	2.92	06/21/2012	(2)	—	—
	10,000	—	—	10.35	09/23/2013	(2)	—	—
	150,000	—	—	8.76	09/30/2013	(2)	—	—
	125,000	—	—	13.37	05/18/2014	(1)	—	—
	100,000	—	—	6.49	06/30/2015	(1)	—	—
	37,500	—	—	7.22	02/15/2017	(1)	6,250	6,126
	—	—	80,000	3.42	07/31/2009	(4)	—	—
	—	—	40,000	3.42	07/31/2010	(4)	—	—
	—	—	45,000	2.29	06/04/2018	(4)	15,000	14,702
	—	—	45,000	0.7699	12/19/2018	(4)	—	—
	—	—	45,000	0.7699	12/19/2018	(4)	—	—
Mr. Trangsrud	126,000	—	—	7.12	07/12/2011	(2)	—	—
	28,900	—	—	2.92	06/21/2012	(2)	—	—
	150,000	—	—	8.76	09/30/2013	(2)	—	—
	125,000	—	—	13.37	05/18/2014	(1)	—	—
	100,000	—	—	6.49	06/30/2015	(1)	—	—
	37,500	—	—	7.22	02/15/2017	(1)	6,250	6,250
	60,000	—	—	3.42	12/07/2017	(1)	—	—
	—	—	40,000	3.42	07/31/2009	(4)	—	—
	—	—	20,000	3.42	07/31/2010	(4)	—	—
	—	—	45,000	2.29	06/04/2018	(4)	15,000	14,702
	—	—	45,000	0.7699	12/19/2018	(4)	—	—
	—	—	45,000	0.7699	12/19/2018	(4)	—	—

(1)
Option is immediately exercisable and vests over four years, 25% of the shares vest one year after the vesting commencement date, and 1/48th of the shares vest each month after the first 25% vest.

(2)
Option was immediately exercisable and vested in variable increments. The option is now fully vested.

(3)
Value based on April 30, 2009 closing price of $0.98.

(4)
Option is immediately exercisable, and vesting is based on achievement of performance criteria, namely, revenue growth, cash flow improvements, new product licensing/application introduction and related revenue targets.

(5)
Shares of restricted stock, or restricted stock units, subject to performance vesting. Performance criteria is tied to new product licensing/applications introductions and related revenue targets.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

        Employment Agreement with Mr. Simpson.    In September 2007, Ditech entered into a letter agreement with Mr. Simpson to serve as Ditech's Chief Executive Officer and President. Under the terms of Mr. Simpson's agreement, Mr. Simpson receives a base salary of $325,000 per year, less applicable payroll taxes and withholdings, payable on the company's regular payroll schedule, and is eligible for an annual bonus of up to 75% of his annual base salary under the terms of the FY 2008 Executive Bonus Program, pro rated in accordance with the time served in this position, with the remainder of his bonus governed by the bonus arrangements in place prior to execution of the agreement, also pro rated for the portion of the year served under that prior arrangement. In addition, the obligations of Ditech under Mr. Simpson's prior agreement with the company relating to relocation assistance continue uninterrupted by this letter agreement; provided, however, that (1) if his employment with the company is terminated without Cause prior to July 31, 2008, then the company will continue to pay the relocation assistance through July 31, 2008, and (2) if his employment is terminated for any other reason, either by Mr. Simpson or by the company, prior to July 31, 2008, then the relocation assistance shall cease as of his last day of employment.

        In addition, Mr. Simpson received an option to purchase 450,000 shares of the company's common stock with an exercise price equal to the fair market value of the company's common stock on the date of grant. The option has a four year vesting schedule, under which 25% of the shares subject to the option will vest after 12 months and 1/48th of the total will vest at the end of each month thereafter, until either the option is fully vested or Mr. Simpson's employment ends, whichever occurs first.

        Mr. Simpson was also granted an additional option to purchase 100,000 shares of the company's common stock, which shall vest upon achievement of company performance milestones determined by the Compensation Committee.

        Mr. Simpson was added as a participant under the Ditech Networks, Inc. Amended and Restated Change in Control Severance Benefit Plan (the "Severance Plan"), which provides for severance benefits in the event of a change of control. See the description of the Severance Plan below.

        Additionally, under the terms of Mr. Simpson's letter agreement, if Ditech terminates his employment without Cause (as defined below) prior to September 30, 2009, and such termination is not in connection with a Change in Control (as defined in the Severance Plan), then Ditech will provide Mr. Simpson with the following severance benefits:

  •
  Severance pay in the form of continuation of base salary in effect on the effective date of termination for a period of 12 months after the date of such termination; and

  •
  If Mr. Simpson timely elects continued coverage under COBRA, then Ditech will pay the COBRA premiums necessary to continue his medical insurance coverage in effect for Mr. Simpson and his eligible dependents on the termination date for a period of 12 months after termination (provided such COBRA reimbursement shall terminate upon his commencement of new employment by an employer that offers health care coverage to its employees or such earlier date as Mr. Simpson is no longer eligible for COBRA coverage).

        The severance benefits are conditional upon Mr. Simpson delivering to the company an effective, general release of claims in favor of the company.

        For purposes of the letter agreement, "Cause" means: (i) violation of any material provision of Mr. Simpson's Employee Proprietary Information and Inventions Agreement; (ii) any act of theft or dishonesty; (iii) participation in any immoral or illegal act that has had or could reasonably be expected to have or had a detrimental effect on the business or reputation of the company; or (iv) material failure to use reasonable efforts to perform reasonably requested tasks after written notice and a reasonable opportunity to comply with such notice.

        Change in Control Severance Benefit Plan.    On August 18, 2006, the Compensation Committee adopted a Change in Control Severance Benefit Plan, which it amended on September 24, 2007. Each person, during such time as they are a participant in the Severance Plan, is referred to as a "participant."

        A participant in the Severance Plan will receive, if the participant's employment with Ditech is terminated due to an "involuntary termination without cause" or a "constructive termination" (as those terms are defined in the Severance Plan), in either case within one (1) month prior to or twelve (12) months following a "change in control" (defined in the Severance Plan), the following benefits:

          (a)   cash severance, paid over 12 months, equal to 12 months base salary, and (ii) the pro rata portion (based upon of the amount of the fiscal year lapsed) of the expected executive bonus for the participant for the fiscal year;

          (b)   full accelerated stock option exercisability and vesting for all outstanding options to purchase Ditech common stock that were granted to the participant on or after September 1, 2003, and any reacquisition or repurchase rights held by the Company in respect of common stock issued pursuant to any other stock award granted to the Participant by the Company on or after September 1, 2003 but before a Change in Control shall lapse; and

          (c)   COBRA premiums for the participant for 12 months, or until such earlier date as the participant shall secure subsequent employment that shall provide the participant with health benefits.

        For purposes of the Severance Plan:

        "Change in control" means one of the following events or a series of more than one of the following events that are related, wherein the stockholders of Ditech immediately before the transaction do not retain immediately after the transaction, in substantially the same proportions as their ownership of shares of Ditech's voting stock immediately before the transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting stock of Ditech, the resulting entity in a merger or, in the case of an asset sale, the corporation or corporations to which the assets of Ditech were transferred:

          (1)   the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of Ditech of more than fifty percent (50%) of the voting stock of Ditech;

          (2)   a merger or consolidation in which Ditech is a party; or

          (3)   the sale, exchange, or transfer of all or substantially all of the assets of Ditech.

        "Constructive termination" means a resignation by a participant of employment with the Company after one of the following is undertaken without the participant's express written consent:

          (1)   a substantial reduction in the participant's duties or responsibilities (and not simply a change in title or reporting relationships) in effect immediately prior to the effective date of the change in control; provided, however, that it shall not be a "constructive termination" if, following the effective date of the change in control, either (a) Ditech is retained as a separate legal entity or business unit and the participant holds the same position in such legal entity or business unit as the participant held before such effective date, or (b) the participant holds a position with duties and responsibilities comparable (though not necessarily identical, in view of the relative sizes of Ditech and the entity involved in the change in control) to the duties and responsibilities of the participant prior to the effective date of the change in control;

          (2)   a reduction in the participant's base salary (except for salary decreases generally applicable to Ditech's other similarly situated employees);

          (3)   a change in the participant's business location of more than 40 miles from the business location prior to such change, except for required travel for Ditech's business to an extent substantially consistent with participant's prior business travel obligations;

          (4)   a material breach by Ditech of any provisions of the Severance Plan or any enforceable written agreement between Ditech and the participant, and Ditech fails to rescind or cure the conduct giving rise to the event constituting such material breach within thirty (30) days of receipt by Ditech of written notice from the participant informing Ditech of such material breach; or

          (5)   any failure by Ditech to obtain assumption of the Severance Plan by any successor or assign of Ditech.

        Notwithstanding the foregoing, a resignation shall not be deemed a constructive termination unless (x) the participant provides Ditech with written notice that the participant believes that an event described above has occurred, (y) the constructive termination notice is given within three (3) months of the date the event occurred, and (z) Ditech does not rescind or cure the conduct giving rise to the event within fifteen (15) days of receipt by Ditech of the constructive termination notice.

        "Involuntary termination without cause" means an involuntary termination of employment by Ditech other than for one of the following reasons:

          (1)   the participant's violation of any material provision of Ditech's standard agreement relating to proprietary rights;

          (2)   the participant participates in any act of theft or dishonesty; or

          (3)   the participant participates in any immoral or illegal act which has had or could reasonably be expected to have or had a detrimental effect on the business or reputation of Ditech; or

          (4)   any material failure by the participant to use reasonable efforts to perform reasonably requested tasks after written notice and a reasonable opportunity to comply with such notice.

        In order to be eligible for benefits under the Severance Plan, the participant must execute a general release of claims against Ditech. The Severance Plan provides that Ditech may reduce the amount of severance payable under the Severance Plan by the amount, if any, payable to an individually negotiated written contract or written agreement relating to severance or change in control benefits.

        Stock Option Plans.    Under the terms of our stock option plans, if stock options are not assumed in connection with a change in control of Ditech, then the stock options will vest in full and then terminate at the closing of the change in control.

COMPENSATION OF DIRECTORS

        The following table shows for the fiscal year ended April 30, 2009, certain information with respect to the compensation of all non-employee directors of Ditech:

Director Compensation in Fiscal 2009

Name	Fees earned or paid in cash ($)	Options Awards ($)(1)	Total ($)
Gregory M. Avis	—	7,424	$7,424
Francis (Fran) A. Dramis, Jr.	35,500	7,424	$42,924
Edwin L. Harper	51,250	7,424	$58,674
William A. Hasler	43,000	7,424	$50,424
Andrei M. Manoliu, Ph.D.	45,000	7,424	$52,424
David M. Sugishita	50,500	7,424	$57,924

    (1)
    The amounts shown in this column represent the dollar amounts recognized for financial statement reporting purposes for the fiscal year ended April 30, 2009, in accordance with FAS 123(R), disregarding the estimate of forfeiture related to service-based vesting conditions, and thus include amounts from awards granted in and prior to 2006. Assumptions used in the calculation of these amounts are described in Note 8 to our audited financial statements for the fiscal year ended April 30, 2009, included in our Annual Report on Form 10-K that was filed with the SEC on July 2, 2009. All grants were made subject to individual award agreements, the form of which was previously filed with the SEC. Mr. Avis requested not to receive any cash compensation, which is reflected in the table above.

        The following options were outstanding as of April 30, 2009: Mr. Avis: 50,000; Mr. Harper: 75,000; Mr. Hasler: 50,000; Dr. Manoliu: 50,000; Mr. Sugishita: 50,000; and Mr. Dramis 45,000.

        The following table sets forth each grant of options to Ditech's non-employee directors during fiscal 2009 under the 1999 Non-Employee Directors' Stock Option Plan, as amended ("Directors' Plan"), together with the exercise price per share and grant fair value of each award computed in accordance with FAS 123(R) using the Black-Scholes model.

Name	Options Granted in Fiscal 2009	Grant Date	Exercise Price Per Share ($)	Grant Date Fair Value of Option Award ($)
Gregory M. Avis	10,000	9/12/08	$1.37	7,424
Francis (Fran) A. Dramis, Jr.	10,000	9/12/08	$1.37	7,424
Edwin L. Harper	10,000	9/12/08	$1.37	7,424
William A. Hasler	10,000	9/12/08	$1.37	7,424
Andrei M. Manoliu, Ph.D.	10,000	9/12/08	$1.37	7,424
David M. Sugishita	10,000	9/12/08	$1.37	7,424

        Standard Cash Compensation Arrangements With Outside Directors.    During fiscal 2009, the standard amounts of cash compensation for our non-employee directors was as set forth in the table below. Fees are paid quarterly in arrears. Additionally, directors are entitled to be reimbursed for certain expenses in connection with attendance at board and committee meetings.

Cash Payment
Annual Retainer:
Board Members	$25,000
Chairman of the Board (additional)(1)	$15,000
Audit Committee Chairperson	$7,500
Compensation Committee Chairperson	$5,000
Corporate Governance and Nominating Committee Chairperson	$5,000
Meeting Fees:
Board of Directors
Annual offsite regular meeting	$2,500
Regular meeting	$1,000
Special (telephonic)	$500
Audit Committee
Regular meeting	$2,500
Special (in person)	$1,000
Special (telephonic)	$750
Compensation Committee
Regular meeting	$2,000
Special	$750
Corporate Governance and Nominating Committee
Regular meeting	$2,000
Special	$750

    (1)
    Prior to October 10, 2007, this fee was paid to the Lead Independent Director. On October 10, 2007, with Mr. Harper becoming Chairman of the Board, this position was eliminated and the fee became payable to the Chairman of the Board.

        Equity Compensation for Outside Directors.    Pursuant to the Directors' Plan, upon initial appointment, each non-employee director is automatically granted an option to purchase 35,000 shares of Ditech's Common Stock, which is subject to annual vesting over a four-year period from the date of grant. In addition, each non-employee director will automatically be granted a fully-vested option to purchase 10,000 shares of Ditech's Common Stock immediately following each annual meeting of stockholders; provided, that such person has served as a non-employee director of Ditech for at least six months as of the date of the applicable annual meeting of stockholders. These options are granted at 100% of the fair market value of the Common Stock on the date of grant and have a five-year term. Pursuant to the Directors' Plan, the initial grants and the annual grants are non-discretionary and are granted automatically, without any further action by Ditech, the Board or the stockholders. The Directors' Plan expired in March 2009. The Board agreed in July 2009, that all grant levels, terms and conditions will continue under other shareholder approved plans, that currently exist, such as the 2006 Equity Incentive Plan.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Ditech Networks. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

        To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended April 30, 2009, all Section 16(a) filing requirements applicable to its officers and directors were complied with. We did not receive any representations or reports from greater than ten percent beneficial owners.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        Ditech has entered into indemnity agreements with certain officers and directors which provide, among other things, that Ditech will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of Ditech, and otherwise to the fullest extent permitted under Delaware law and Ditech's By-laws.

POLICIES AND PROCEDURES FOR REVIEW OF RELATED PARTY TRANSACTIONS

        Pursuant to the charter of our Audit Committee, unless previously approved by another independent committee of our Board of Directors, our Audit Committee reviews and, if determined appropriate, approves all related person transactions. It is management's responsibility to bring related person transactions to the attention of the members of the Audit Committee.

        Our Code of Conduct and Ethics provides that our employees, including our officers and directors, should avoid conflicts of interest that occur when their personal interests may interfere in any way with the performance of their duties or the best interests of Ditech. Our Code of Conduct and Ethics also addresses specific types of related person transactions and how they should be addressed. All of our employees, including our officers and directors, are expected and required to adhere to the Code of Conduct and Ethics. If an officer or director has any questions regarding whether a potential transaction would be in violation of the Code of Conduct and Ethics, they are required to bring this to the attention of our Compliance Officer or General Counsel. If the potential transaction is a related person transaction, it would be recognized as such and brought to the Audit Committee for pre-approval.

        Further, each of our officers and directors is knowledgeable regarding the requirements of obtaining approval of related person transactions and is responsible for identifying any related-person transaction involving such officer or director or his or her affiliates and immediate family members and seeking approval from our Audit Committee before he or she or, with respect to immediate family members, any of their affiliates, may engage in the transaction.

        Our Audit Committee will take into account all relevant factors when determining whether to approve or disapprove of any related person transaction.

HOUSEHOLDING OF PROXY MATERIALS

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year, a number of brokers with account holders who are Ditech stockholders will be "householding" our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent.

If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Investor Relations Department, Ditech Networks, Inc., 825 E. Middlefield Road, Mountain View, CA 94043 or contact Lisa Crowder by telephone at (650) 623-1367 or by email at lcrowder@ditechnetworks.com. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker.

DIRECTIONS TO SPECIAL MEETING LOCATION

        The Annual Meeting will be held at Ditech Networks executive offices located at 825 E. Middlefield Road, Mountain View, California 94043, at 1:00 p.m. Pacific Time on Thursday, October 8, 2009. Directions to this location are available at http://materials.proxyvote.com/25500T

OTHER MATTERS

        The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

William J. Tamblyn Secretary

September 11, 2009

        A copy of our Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended April 30, 2009 is available without charge upon written request to Investor Relations Department, Ditech Networks, Inc., 825 E. Middlefield Road, Mountain View, CA 94043 or by contacting Lisa Crowder by telephone at (650) 623-1367 or by email at lcrowder@ditechnetworks.com.

DITECH NETWORKS, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

Thursday, October 8, 2009

1:00 p.m.  (local time)

Office of Ditech Networks, Inc.

825 E. Middlefield Road

Mountain View, California 94043

Ditech Networks, Inc. 825 E. Middlefield Road Mountain View, California 94043	proxy

This proxy is solicited by the Board of Directors for the Annual Meeting of Stockholders to be held on October 8, 2009.

The undersigned hereby appoints Todd G. Simpson, Ph.D and William J. Tamblyn, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Ditech Networks, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Ditech Networks, Inc. to be held at the offices of Ditech Networks, Inc., 825 E. Middlefield Road, Mountain View, California 94043, on Thursday, October 8, 2009 at 1:00 p.m.  (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States

Please detach here

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.

1.	To elect two directors to hold office until the 2012 Annual Meeting of Stockholders.	01 Mr. Alan B. Howe 02 Mr. Frank J. Sansone	☐	FOR the nominees (except as marked to the contrary below)	☐ WITHHOLD AUTHORITY to vote for the nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

2. To ratify the selection of Burr, Pilger & Mayer LLP as independent registered public accounting firm of Ditech for its fiscal year ending April 30, 2010.	☐ For ☐ Against ☐ Abstain

Address Change? Mark Box ☐ Indicate changes below:	Date

Signature(s) in Box

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

QuickLinks

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION AND RELATED INFORMATION COMPENSATION OF EXECUTIVE OFFICERS SUMMARY OF COMPENSATION
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
POLICIES AND PROCEDURES FOR REVIEW OF RELATED PARTY TRANSACTIONS
HOUSEHOLDING OF PROXY MATERIALS
DIRECTIONS TO SPECIAL MEETING LOCATION
OTHER MATTERS